UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 22, 2013

PAN AMERICAN GOLDFIELDS LTD.

(Exact name of Registrant as specified in its charter)

Delaware	000-23561	84-1431797
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 – 570 Granville Street Vancouver, BC, V6C 3P1
(Address of principal executive offices) (Zip Code)

(604) 681-1163
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08. Shareholder Director Nominations.

The information set forth below under Item 8.01 is incorporated herein by reference.

Item 8.01. Other Events.

On February 22, 2013, Pan American Goldfields Ltd. (the “Company”) issued a press release (the “Release”) that included an announcement that the Company intends to hold its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) on June 17, 2013. A copy of the Release is furnished as Exhibit 99.1 to this report.

Under the Securities and Exchange Commission's proxy rules, we have set the deadline for submission of proposals to be included in our proxy materials for the Annual Meeting at March 11, 2013. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the Annual Meeting, the proposal must be received by our Corporate Secretary, 570 Granville Street, Unit 1200, Vancouver, B.C. Canada, V6C 3P1 on or before March 11, 2013, and comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934.

In accordance with the advance notice requirements contained in our bylaws, for director nominations or other business to be brought before the Annual Meeting by a stockholder, other than Rule 14a−8 proposals described above, written notice must be delivered no later than the close of business on March 19, 2013, to our Corporate Secretary, 570 Granville Street, Unit 1200, Vancouver, B.C. Canada, V6C 3P1. These stockholder notices also must comply with the requirements of our bylaws and will not be effective otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit	Description
99.1	Press Release, dated February 22, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAN AMERICAN GOLDFIELDS LTD.

Date: February 22, 2013	By:	/s/ Salil Dhaumya
Salil Dhaumya
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated February 22, 2013.